UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, The Middleby Corporation (the “Company”) and its wholly-owned subsidiary Middleby Marshall Inc. (“MMI”) entered into a letter agreement (the “Extension Agreement”) with Selim A. Bassoul (“Mr. Bassoul”), the President, Chief Executive Officer and Chairman of the Board of each of the Company and MMI.  The Extension Agreement extends the term of Mr. Bassoul’s current employment agreement with the Company and MMI, dated as of December 23, 2004 and amended as of December 31, 2008 (the “Current Agreement”), which was to expire on March 1, 2012, for a one year period ending on March 1, 2013.  Except for the extension described in the preceding sentence, all other terms of the Current Agreement remain in full force and effect.

The foregoing summary of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the Extension Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated February 28, 2012, by and among The Middleby Corporation, Middleby Marshall Inc. and Selim A. Bassoul.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: February 29, 2012	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated February 28, 2012, by and among The Middleby Corporation, Middleby Marshall Inc. and Selim A. Bassoul.